UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2008

Commission file number: 000-23687

STOCKHOUSE INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

Stockgroup Information Systems Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure

Name Change to Stockhouse Inc.

Effective July 21, 2008 Stockhouse Inc. (“Stockhouse” or the “Company”) commenced trading on the United States over-the-counter bulletin board under its new trading symbol “STKH.OB” and on the Canadian TSX Venture Exchange under the new symbol “SHC.V”. The new symbols were issued as a result of the Company’s name change from “Stockgroup Information Systems Inc.” to “Stockhouse Inc.” which proposal was approved by the Company’s stockholders at its annual general meeting held on June 17, 2008 and effected by the Company with the Colorado Secretary of State on July 10, 2008. The Company's shareholders voted 96.9% in favor of the Company name change at the Company's annual general meeting.

Results of Annual General Meeting

Stockhouse held its annual meeting of stockholders on June 17, 2008 for the purpose of adopting the following proposals:

1.	To elect the Company’s Board of Directors;
2.	To ratify the appointment of Deloitte and Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008;
3.	To approve the Company’s Amended and Restated 2007 Stock Option Plan.
4.	To approve a change in the Company’s name to “Stockhouse Inc.”

At the annual meeting, 27,478,104 shareholder votes were cast and the above proposals were approved by a majority of our stockholders. The results of the shareholder vote taken on the proposals was as follows:

Proposals	% For	% Against	% Abstain/Withheld

Director Nominee: Marcus New	97.42	-	2.58
Director Nominee: David Caddey	97.44	-	2.56
Director Nominee: Louis Deboer III	97.44	-	2.56
Director Nominee: Patrick Spain	97.44	-	2.56
Director Nominee: Stephen Zacharias	97.44	-	2.56
Director Nominee: Thomas Baker	97.44	-	2.56
Director Nominee: Janet Scardino	97.44	-	2.56

Ratification of Deloitte and Touche LLP	97.45	-	2.55

Approval of Amended and Restated 2007
Stock Option Plan	65.98	30.61	3.41

Approval of Change of Company name to	96.91	0.54	2.56
“Stockhouse Inc.”

The Company’s new CUSIP number is 861281 103.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment filed with the Colorado Secretary of State on July 10, 2008.

99.1	News Release of July 21, 2008 announcing name change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKHOUSE INC.

By:

/s/ Marcus New
Marcus New
President and Chief Executive Officer
July 22, 2008